Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Commonwealth Biotechnologies, Inc. for the years ended December 31, 2011 and 2010 of our report dated April 11, 2012 included in its Registration Statement on Form S-8 (No. 333-51074) and S-3 (No. 333-51078) relating to the financial statements for the years then.

Richmond, Virginia

April 13, 2012